Exhibit 21.1



                     List of Subsidiaries of
               FREEPORT-McMoRan COPPER & GOLD INC.






                                                          Name Under Which
             Entity                        Organized      It Does Business
----------------------------------      --------------   ------------------


P.T. Freeport Indonesia Company         Indonesia and           Same
                                        Delaware


P.T. IRJA Eastern Minerals              Indonesia               Same
Corporation


Atlantic Copper, S.A.                   Spain                   Same


FM Services Company                     Delaware                Same